UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 19, 2007

QUINTEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

California	000-50929	77-0505346
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17951 Lyons Circle, Huntington Beach		92647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 459-8188

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Steele

On April 19, 2007, Robert Steele, resigned, effective immediately, as Chief Executive Officer and a director of Quintek Technologies, Inc. (the “Company”) to pursue other opportunities.

Appointment of James Kernan

On April 19, 2007, the Company entered into a consulting agreement (the “Agreement”) with Kernan Consulting, Inc., pursuant to which James Kernan shall serve as the Company’s President and Chief Executive Officer. Pursuant to the terms of the Agreement, the Company will employ Mr. Kernan through Kernan Consulting for a period of five years. The monthly compensation under the agreement is $15,000 per month. Upon achieving gross revenue in a quarter of $900,000, the monthly compensation under the agreement is $18,000 per month. Upon achieving gross revenue in a quarter of $1,200,000, the monthly compensation under the agreement is $21,000 per month. If our quarterly gross revenues decrease, the monthly compensation will decrease accordingly, subject to the minimum monthly compensation of $15,000 per month. Kernan Consulting is eligible to receive an annual bonus, which is conditioned upon the Company reaching certain profit margins. In the event that the Company’s recast profit margin is less than 6%, Kernan Consulting is not entitled to a bonus. In the event that the Company’s recast profit margin is equal to or greater than 6%, Kernan Consulting is entitled to a bonus equal to three percent of the recast profits. In addition, Mr. Kernan is entitled to participate in any and all benefit plans, from time to time in effect. The Company will pay Kernan Consulting a car allowance of $500 per month.

Kernan Consulting also received 2,000,000 options to purchase common stock at a strike price of $0.02 The options vested immediately upon issuance. The options will expire five years from issuance. In addition, the Company is obligated to issue Kernan Consulting options to purchase ten percent (10%) of the Company’s common stock at an exercise price equal to the lesser of $.0662 per share or the “Fixed Conversion Price” of the Secured Convertible Debentures issued by the Company and held by Cornell Capital Partners. These options shall expire five years from the date of vesting. It is contemplated that the Company and Kernan Consulting will enter into a separate agreement within 90 days relating to such options. Options shall vest as follows: 25% at the time of execution of this agreement and 25% on each of the first three anniversaries of this agreement.

Kernan Consulting will also be entitled to receive grants of preferred stock upon achieving certain milestones, which shall be determined within 30 days. During the term of the Agreement and for a period thereafter, Kernan Consulting will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.

Mr. Kernan was also appointed to the Board of Directors to fill the empty board seat resulting from the resignation of Mr. Steele.

Since June 2006, Mr. Kernan has been the CEO of Kernan Consulting, Inc., a private consulting company. Between March 2001 and June 2006, Mr. Kernan was the CEO of Networks Plus, a San Diego, California network security company. Mr. Kernan has also been the Vice President of Sales for Ecomm USA, PC Specialists (DBA Technology Integration Group or TIG) and Oberbyte Computers. Mr. Kernan received his Bachelor of Science degree in Business Administration from Nebraska Wesleyan University in 1987.

Mr. Kernan does not have family relationships with any director, executive officer, or other person nominated or chosen by the Company to become directors or officers. In addition, Mr. Kernan does not have a direct or indirect material interest in any transaction or proposed transaction in the past two (2) years to which the Company was or is to be a party.

New Employment Agreement with Andrew Haag

On April 19, 2007, the Company entered into a new employment agreement (the “Agreement”) with Andrew Haag to serve as the Company’s Chief Financial Officer. Pursuant to the terms of the Agreement, the Company will employ Mr. Haag for a period of five years. The base salary under the agreement is $10,000 per month. Upon achieving gross revenue in a quarter of $600,000, the base salary under the agreement is $12,000 per month. Upon achieving gross revenue in a quarter of $900,000, the base salary under the agreement is $15,000 per month. Upon achieving gross revenue in a quarter of $1,200,000, the base salary under the agreement is $18,000 per month. If our quarterly gross revenues decrease, Mr. Haag’s base salary will decrease accordingly, subject to the minimum base salary of $10,000 per month. Mr. Haag is eligible to receive an annual bonus, which is conditioned upon the Company reaching certain profit margins. In the event that the Company’s recast profit margin is less than 6%, Mr. Haag is not entitled to a bonus. In the event that the Company’s recast profit margin is equal to or greater than 6%, Mr. Haag is entitled to a bonus equal to three percent of the recast profits. In addition, Mr. Haag is entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. The Company will pay Mr. Haag a car allowance of $500 per month.

Mr. Haag also received 2,000,000 options to purchase common stock at a strike price of $0.02 The options vested immediately upon issuance. The options will expire five years from issuance. In addition, the Company is obligated to issue Mr. Haag options to purchase ten percent (10%) of the Company’s common stock at an exercise price equal to the lesser of $.0662 per share or the “Fixed Conversion Price” of the Secured Convertible Debentures issued by the Company and held by Cornell Capital Partners. These options shall expire five years from the date of vesting. It is contemplated that the Company and Mr. Haag will enter into a separate agreement within 90 days relating to such options. Options shall vest as follows: 25% at the time of execution of this agreement and 25% on each of the first three anniversaries of this agreement.

Mr. Haag will also be entitled to receive grants of preferred stock upon achieving certain milestones, which shall be determined within 30 days. During the term of his employment and for a period thereafter, Mr. Haag will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Consulting Agreement, dated April 19, 2007, by and between Quintek Technologies, Inc. and Kernan Consulting, Inc.
10.2	Employment Agreement, dated April 19, 2007, by and between Quintek Technologies, Inc. and Andrew Haag

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTEK TECHNOLOGIES, INC.

Dated: May 1, 2007	BY:	/s/ JAMES KERNAN
James Kernan, President and Chief Executive Officer